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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K and in the Registration Statements on Form S-8 (Reg. Nos. 333-778, 333-780, 333-782, 333-786, 333-30057, 333-80977
and 333-81069) which incorporate this Form 8-K by reference of our reports dated February 19, 1999, included in Physician Reliance Network, Inc's Form 10-KA for the year ended December 31, 1998. It should be noted that we have not audited any financial statements of Physician Reliance Network, Inc. subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.

                                                             ARTHUR ANDERSEN LLP

Dallas, Texas
August 16, 1999